Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2019, relating to the consolidated financial statements and financial statement schedule of Raven Industries, Inc. and subsidiaries (“Raven”), and the effectiveness of Raven’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Raven for the year ended January 31, 2019.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
May 30, 2019